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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Precision Response Corporation on Form S-8 (File No. 333-19651) of our report dated February 13, 1998, except for Note 16 as to which the date is March 2, 1998, on our audits of the consolidated financial statements and the financial statement schedule of Precision Response Corporation and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this annual report on Form 10-K.



/s/ COOPERS & LYBRAND L.L.P.


Miami, Florida
March 31, 1998